Exhibit 17

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned shareholders of Federated Asia Pacific Growth Fund (the "Asia Pacific Fund"), a portfolio of Federated World Investment Series, Inc. (the "Corporation"), hereby appoint Heather A. Eastgate, Maureen Ferguson, Alecia A. Allison, Todd Zerega and William Haas or any one of them, true and lawful attorneys, with the power of substitution of each, to vote all shares of the Asia Pacific Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Special Meeting") to be held on October 18, 2002, at 5800 Corporate Drive, Pittsburgh, Pennsylvania, at 2:00 p.m., and at any adjournment thereof.
The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If no choice is indicated as to the item, this proxy will be voted affirmatively on the matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATION. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.

To approve or disapprove an Agreement and Plan of Reorganization


FOR               [   ]
AGAINST           [   ]
ABSTAIN           [   ]
                            APPROVAL OR DISAPPROVAL OF A PROPOSED AGREEMENT AND PLAN OF REORGANIZATION pursuant to which Federated INTERNATIONAL Capital
                            Appreciation Fund (the "INTERNATIONAL Capital Appreciation Fund") would acquire all of the assets of the Asia Pacific Fund in exchange for Class A, b AND C Shares of the INTERNATIONAL Capital Appreciation Fund to be distributed pro rata by the Asia Pacific Fund to holders of its Class A, B and C shares, in complete liquidation and termination of the Asia Pacific Fund.
YOUR VOTE IS IMPORTANT
                                                Please complete, sign and
                                                return this card as soon
                                                as possible.

                                                Dated


                                                Signature


Please sign this proxy exactly as your name appears on the books of the Corporation. Joint owners should each sign personally. Directors and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
You may also vote your shares by touchtone phone by calling 1-800-690-6903, or through the Internet at www.proxyvote.com.
31428U 10 2
31428U 20 1
31428U 30 0